Exhibit 31.1

Certification of Chief Executive Officer

I, Mason Slaine, certify that:

1. I have reviewed this quarterly report on Form 10-Q/A of Interactive Data Corporation; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: February 22, 2013	By:	/S/ MASON SLAINE
	Name:	Mason Slaine
Chairman, President and Chief Executive Officer